Exhibit 23.2

KPMG LLP
345 Park Avenue
New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 1, 2022, with respect to the consolidated financial statements of TG Therapeutics, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

New York, New York

June 24, 2022